Exhibit 99.1

AvalonBay Communities, Inc.

For Immediate News Release April 29, 2003

AVALONBAY COMMUNITIES, INC. ANNOUNCES
FIRST QUARTER 2003 OPERATING RESULTS

(Alexandria, VA) AvalonBay Communities, Inc. (NYSE/PCX: AVB) reported today that Net Income Available to Common Stockholders for the quarter ended March 31, 2003 was $33,700,000, resulting in Earnings per Share (“EPS”) of $0.49 (diluted), compared to $0.51 (diluted) for the comparable period of 2002, a per share decrease of 3.9%.

Funds from Operations (“FFO”) for the quarter ended March 31, 2003 was $57,557,000 or $0.83 per share (diluted) compared to $69,710,000 or $0.99 per share (diluted) for the comparable period of 2002, a per share decrease of 16.2%.

Net Operating Income (“NOI”) from continuing operations for the quarter ended March 31, 2003 decreased by $4,258,000 or 4.0% to $103,504,000 compared to the comparable period of 2002. NOI from assets sold or held for sale as of March 31, 2003 decreased by $1,638,000 or 31.0% to $3,643,000 for the quarter ended March 31, 2003 as compared to the comparable period in 2002.

Operating Results for the Quarter Ended March 31, 2003 Compared to the Prior Year Period

For the Company, including discontinued operations, total revenue increased by $1,415,000, or 0.9% to $160,224,000, and earnings before interest, income taxes, depreciation and amortization (“EBITDA”) decreased by $5,812,000 or 5.8% to $95,253,000. EBITDA during the quarter ended March 31, 2003 was impacted by lower revenue from soft market conditions and higher expenses due to inclement weather. The Company estimates that severe winter weather impacted overall operating results by approximately $1,440,000.

For Established Communities, rental revenue decreased 5.8%, comprised of a rental rate decline of 6.2% and an increase in economic occupancy of 0.4%. Total revenue decreased $6,962,000 to $113,354,000 and operating expenses increased $2,969,000, or 9.2%. Accordingly, NOI decreased by $9,931,000 or 11.3%. The Company estimates that severe winter weather contributed to the increase in operating expenses and the decrease in NOI for Established Communities by approximately $970,000.

The following table reflects the percentage changes in rental revenue, operating expenses and NOI for Established Communities from the first quarter of 2002 to the first quarter of 2003:

1Q 03 Compared to 1Q 02

	Established Communities			Total*

	Rental	Operating		% of
	Revenue	Expenses	NOI	NOI

Northeast	(5.2%)	14.4%	(12.7%)	35.9%
Mid-Atlantic	(3.8%)	10.3%	(8.7%)	15.6%
Midwest	(7.9%)	9.8%	(20.3%)	3.9%
Pacific NW	(9.0%)	1.2%	(13.9%)	5.3%
No. California	(8.9%)	4.6%	(13.1%)	26.3%
So. California	2.9%	8.1%	0.9%	13.0%

Total	(5.8%)	9.2%	(11.3%)	100.0%

* Total represents each region’s % of total NOI from the Company, including discontinued operations.

Copyright © 2003 AvalonBay Communities, Inc. All Rights Reserved

Sequential Operating Results for the Quarter Ended March 31, 2003 Compared to the Quarter Ended December 31, 2002

The following table reflects the sequential percentage changes in rental revenue, operating expenses and NOI for Established Communities from the fourth quarter of 2002 to the first quarter of 2003:

1Q 03 Compared to 4Q 02

	Established Communities

	Rental	Operating
	Revenue	Expenses	NOI

Northeast	(1.3%)	4.7%	(4.4%)
Mid-Atlantic	(0.8%)	5.7%	(3.3%)
Midwest	0.9%	20.1%	(12.5%)
Pacific NW	(2.0%)	(0.4%)	(2.8%)
No. California	(2.0%)	(8.1%)	0.5%
So. California	(0.5%)	2.7%	(1.7%)

Total	(1.3%)	1.2%	(2.5%)

Established Communities Operating Statistics

Market Rents, as determined by the Company, declined by an average of 2.0% in the first quarter compared to the same quarter in the prior year. The greatest declines, on a year over year basis, were in Oakland-East Bay, CA with a decline of 6.1% from the first quarter of 2002, San Jose, CA with a decline of 5.7% and New York with a decline of 4.0%. Sequentially, as compared to the fourth quarter of 2002, market rents declined 0.7% with the largest declines in Chicago at 1.6% and in Fairfield-New Haven, CT at 1.6%.

Economic Occupancy was 93.4% during the first quarter 2003, increasing 0.4% over the same quarter last year. Sequentially, from the fourth quarter of 2002 to the first quarter of 2003, Economic Occupancy decreased 0.5%. The largest declines in the first quarter 2003 as compared to the fourth quarter 2002 were in Los Angeles at 2.9% and Central New Jersey at 2.4%.

Cash concessions, as a percentage of Market Rent for Established Communities averaged 2.2% during the first quarter of 2003, as compared to 1.4% in the first quarter of 2002 and 2.6% in the fourth quarter of 2002. During the first quarter of 2003, cash concessions as a percentage of Market Rent were highest in Chicago at 5.5% and Washington, D.C. at 4.4%.

In accordance with Generally Accepted Accounting Principles (“GAAP”), cash concessions are amortized over the approximate lease term, which is generally one year. However, the Company considers rental revenue with concessions stated on a cash basis to be a supplemental measure to rental revenue in conformity with GAAP in helping investors to understand the impact of concessions on rental revenue and to more readily enable comparisons to revenue as reported by other companies. A reconciliation of rental revenue from Established Communities in conformity with GAAP to rental revenue adjusted to state concessions on a cash basis is as follows (dollars in thousands):

	Established Communities

	Q1 03	Q1 02	Q4 02

Rental revenue (GAAP basis)	$113,332	$120,293	$114,843
Concessions amortized	2,539	1,151	2,188
Concessions granted	(2,613)	(1,741)	(3,225)

Rental revenue (cash basis)	$113,258	$119,703	$113,806

Q1 03 % change - GAAP revenue		(5.8%)	(1.3%)
Q1 03 % change - cash revenue		(5.4%)	(0.5%)

Development Activity

The Company completed two development communities during the first quarter of 2003 for a Total Capital Cost, in the aggregate, of approximately $99,100,000. Avalon on Stamford Harbor, located in Stamford, Connecticut, is a mid-rise community containing 323 apartment homes and was completed for a Total Capital Cost of $60,700,000. Avalon at Flanders Hill, located in the greater Boston, Massachusetts area, is a garden-style community containing 280 apartment homes and was completed for a Total Capital Cost of $38,400,000.

Disposition Activity

The Company sold one community, Avalon Westside Terrace (located in Los Angeles, California), during the first quarter of 2003. This 363 apartment home community was originally constructed in 1966 and was acquired by the Company in 1997. The sales price for this community was $46,700,000, resulting in a gain as reported in accordance with GAAP of $14,072,000. The gross capitalized cost (before accumulated depreciation) at the date of sale was $37,252,000 and the Initial Year Market Cap Rate relating to this community was 5.9%.

Copyright © 2003 AvalonBay Communities, Inc. All Rights Reserved

Financing, Liquidity and Balance Sheet Statistics

As of March 31, 2003, the Company had $175,000,000 outstanding under its $500,000,000 unsecured credit facility and unrestricted cash of approximately $47,853,000. Unrestricted cash as of March 31, 2003 included the net proceeds from the sale of Avalon Westside Terrace of approximately $46,400,000, which were used to repay a portion of the unsecured credit facility subsequent to March 31, 2003. The remaining available cash, the unsecured credit facility, net proceeds from anticipated asset sales in 2003 and cash retained from operations, will be used to fund development and redevelopment activity, provide letters of credit, repay debt and repurchase/redeem equity securities.

Leverage, as measured by debt as a percentage of total market capitalization, was 48.8% at March 31, 2003. EBITDA covered interest expense (including discontinued operations), net of interest income, by 2.8 times. For the first quarter of 2003, Unencumbered NOI was approximately 80%.

Stock Activity

In July 2002, the Company announced a common stock repurchase program, under which the Company may acquire shares of its common stock in open market or negotiated transactions. As of March 31, 2003, the Company had repurchased 2,380,600 shares of common stock at an aggregate cost of $89,566,000 through this program. Of the aggregate shares repurchased, the Company repurchased 1,099,000 during the quarter ended March 31, 2003 at an average price of $36.24 per share.

On March 20, 2003, the Company redeemed all 3,267,700 outstanding shares of its 8.00% Series D Cumulative Redeemable Preferred Stock at a price of $25.00 per share, plus $0.0167 in accrued and unpaid dividends. The redemption was funded by the sale on March 18, 2003 of 3,336,611 shares of Series J Cumulative Redeemable Preferred Stock through a private placement to an institutional investor. The dividend rate on the Series J Cumulative Redeemable Preferred Stock is initially based upon three month LIBOR plus 1.5% and is redeemable at any time at the Company’s option. The Company expects to redeem all of the Series J Cumulative Redeemable Preferred Stock during the second quarter of 2003.

Adoption of Statement of Financial Accounting Standards No. 123

Effective January 1, 2003, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” prospectively to all employee stock option awards granted, modified, or settled on or after January 1, 2003. The adoption of this statement impacted EPS for the quarter ended March 31, 2003 by less than $0.01.

Outlook

For the second quarter 2003, the Company expects EPS (diluted) in the range of $1.18 to $1.23 and FFO per share (diluted) in the range of $0.79 to $0.84. For the full year 2003, the Company expects EPS (diluted) in the range of $3.17 to $3.37, reflecting the impact of additional planned dispositions. The Company provided a full year 2003 range for FFO per share (diluted) of $3.15 to $3.35 in December 2002 and affirms that range as of April 29, 2003.

Other Matters

The Company will hold a conference call on April 30, 2003 at 1:00 PM Eastern Time (EDT) to review and answer appropriate questions about these results and projections, the earnings release attachments described below, and related matters. The domestic number to call to participate is 1-877-510-2397. The international number to call to participate is 1-706-634-5877. The domestic number to hear a replay of this call is 1-800-642-1687, and the international number to hear a replay of this call is 1-706-645-9291 — Access Code: 9409911.

A webcast of the conference call will also be available at http://www.avalonbay.com/earnings, and an on-line playback of the webcast will be available for at least 30 days following the call.

In addition to Attachment 13 included herein and referred to below, the Company produces additional Earnings Release Attachments (collectively, with Attachment 13, the “Attachments”) that provide detailed information regarding operating, development, redevelopment, disposition and acquisition activity. These Attachments are considered a part of this earnings release and are available in full with this earnings release via the Company’s website and through e-mail distribution. Access to the full earnings release including the Attachments through the Company’s website is available at http://www.avalonbay.com/earnings. If you would like to receive future press releases via e-mail, please register through the Company’s website at http://www.avalonbay.com/Template.cfm?Section=Subscribe. Some items referenced in the earnings release may require the Adobe Acrobat 5.0 Reader. If you do not have the Adobe Acrobat 5.0 Reader, you may download it at the following website address: http://www.adobe.com/products/acrobat/readstep.html.

Definitions and Reconciliations

The following non-GAAP financial measures and other terms, as used in the text of this earnings release, are defined and further explained on Attachment 13, “Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms”:

•	FFO
•	NOI
•	EBITDA
•	Market Rents
•	Economic Occupancy
•	Leverage
•	Total Capital Cost
•	Initial Year Market Cap Rate
•	Unencumbered NOI

About AvalonBay Communities, Inc.

AvalonBay currently owns or holds an ownership interest in 147 apartment communities containing 43,245 apartment homes in eleven states and the District of Columbia, of which ten communities are under construction and two communities are under reconstruction. AvalonBay is an equity REIT in the business of developing, redeveloping, acquiring and managing upscale apartment communities in high barrier-to-entry markets of the United States. More information on AvalonBay may be found on

Copyright © 2003 AvalonBay Communities, Inc. All Rights Reserved

AvalonBay’s Website at http://www.avalonbay.com. For additional information, please contact Bryce Blair, Chairman, Chief Executive Officer and President, at (703) 317-4652 or Thomas J. Sargeant, Executive Vice President and Chief Financial Officer, at (703) 317-4635.

Forward-Looking Statements

This release, including its attachments, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the Company’s use of the words “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions. Actual results may differ materially from those expressed or implied by the forward-looking statements as a result of certain risks and uncertainties, including, but not limited to, possible changes in demand for apartment homes, the effects of economic conditions (including interest rates), the impact of competition and competitive pricing, delays in completing developments and lease-ups on schedule, changes in construction costs, the results of financing efforts, the timing and closing of planned dispositions under agreement, the effects of the Company’s accounting policies and other matters detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements”.

The Company does not undertake a duty to update forward-looking statements, including its expected operating results for the second quarter or the full year 2003. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.

Copyright © 2003 AvalonBay Communities, Inc. All Rights Reserved

FIRST QUARTER 2003

Supplemental Operating and Financial Data

Avalon New Canaan, located in New Canaan, Connecticut, contains 104 apartment homes featuring fully applianced kitchens, private patios or balconies, walk-in closets, full size washers and dryers and upgraded kitchens. Optional amenities include gas fireplaces, lofts, bay windows, direct-access garages and detached garages.
Residents also enjoy many community amenities including a clubhouse, fully equipped fitness center and outdoor heated pool.

Avalon New Canaan is conveniently located one mile from the Merritt Parkway and three miles from I-95. The community is also located within walking distance of downtown New Canaan and New Canaan’s Metro North Train station with commuter service to New York City, providing easy access to the area’s employment centers.

New Canaan, Connecticut has difficult zoning and entitlement restrictions that create a high barrier-to-entry market. The Company worked diligently over a nine-year period to gain the entitlements to build this community. Avalon New Canaan exemplifies the essence of the AvalonBay story - developing assets and creating value in the most supply-constrained markets in the country.

FIRST QUARTER 2003

Supplemental Operating and Financial Data

Table of Contents

Company Profile

Attachment 1	Selected Operating and Other Information
Attachment 2	Detailed Operating Information
Attachment 3	Condensed Consolidated Balance Sheets

Sub-Market Profile

Attachment 4	Quarterly Revenue and Occupancy Changes (Established Communities)
Attachment 5	Sequential Quarterly Revenue and Occupancy Changes (Established Communities)

Development, Redevelopment, Acquisition and Disposition Profile

Attachment 6	Summary of Development, Redevelopment and Acquisition Activity
Attachment 7	Development Communities
Attachment 8	Redevelopment Communities
Attachment 9	Historical Development and Redevelopment Communities
Attachment 10	Summary of Development and Redevelopment Community Activity
Attachment 11	Future Development
Attachment 12	Summary of Disposition Activity

Definitions and Reconciliations

Attachment 13	Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms

The following is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities and Exchange Act of 1934, as amended. The projections and estimates contained in the attachments referred to above are forward-looking statements. These forward-looking statements involve risks and uncertainties, and actual results may differ materially from those projected in such statements. Risks associated with the Company’s development, redevelopment, construction, and lease-up activities, which could impact the forward-looking statements made, include: development opportunities may be abandoned; total capital cost of a community may exceed original estimates, possibly making the community uneconomical and/or affecting projected returns; construction and lease-up may not be completed on schedule, resulting in increased debt service and construction costs; and other risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Attachment 1

AvalonBay Communities, Inc.
Selected Operating and Other Information
March 31, 2003
(Dollars in thousands except per share data)
(unaudited)

	Q1	Q1
Selected Operating Information:	2003	2002	$ Change	% Change

Net income available to common stockholders:	$33,700	$35,690	$(1,990)	(5.6%)
Per common share — basic	$0.50	$0.52	$(0.02)	(3.8%)
Per common share — diluted	$0.49	$0.51	$(0.02)	(3.9%)
Funds from Operations :	$57,557	$69,710	$(12,153)	(17.4%)
Per common share — diluted	$0.83	$0.99	$(0.16)	(16.2%)
Dividends declared — common:	$47,169	$48,289	$(1,120)	(2.3%)
Per common share	$0.70	$0.70	$—	—
Total EBITDA	$95,253	$101,065	$(5,812)	(5.8%)

Common shares outstanding	67,383,831	68,984,910
Outstanding operating partnership units	975,751	905,946

Total outstanding shares and units	68,359,582	69,890,856

Average shares outstanding — basic	67,625,081	68,543,374
Average operating partnership units outstanding	975,751	905,946
Effect of dilutive securities	515,951	1,172,533

Average shares outstanding — diluted	69,116,783	70,621,853

	Debt Composition and Maturities(1)

	Conventional				Tax-Exempt

	Amt	% of Mkt Cap			Amt	% of Mkt Cap
Long-term notes:
Variable rate	$—		—		$108,754		2.1%
Fixed rate	1,959,539		37.0%		303,989		5.7%
Variable rate credit facility & short term note	211,089		4.0%		—		—

Total debt	$2,170,628		41.0%		$412,743		7.8%

Average interest rates(2)		6.5%				5.4%
Combined average interest rate(3)				6.5%

	2003	2004	2005	2006	2007

Remaining debt maturities (3)	$139	$153	$154	$155	$301

(1)	Includes debt related to assets held for sale.
(2)	Includes credit enhancement fees, facility fees, trustees’ fees, etc.
(3)	Excludes amounts under the $500 million variable rate credit facility that, after all extensions, matures in 2005.

Community Information
	Communities	Apt Homes

Current Communities	137	40,419
Development Communities	10	2,826
Development Rights	39	10,133
Third-party management	1	101

	Analysis of Capitalized Costs

	Q2 02	Q3 02	Q4 02	Q1 03
Cap interest	$8,020	$6,733	$6,533	$6,206
Cap overhead	$4,665	$4,856	$4,050	$3,176
Non-revenue generating capex per home	$82	$81	$89	$41

     Attachment 2

AvalonBay Communities, Inc.
Detailed Operating Information
March 31, 2003
(Dollars in thousands except per share data)
(unaudited)

	Q1	Q1
	2003	2002	$ Change	% Change

Revenue:
Rental income	$153,522	$145,578	$7,944	5.5%
Management fees	248	388	(140)	(36.1%)
Other income (1)	186	4,537	(4,351)	(95.9%)

Total	153,956	150,503	3,453	2.3%

Operating expenses:
Direct property operating expenses, excluding property taxes	35,752	29,893	5,859	19.6%
Property taxes	14,700	12,848	1,852	14.4%
Property management and other indirect operating expenses	7,997	8,486	(489)	(5.8%)

Total	58,449	51,227	7,222	14.1%

Interest income	902	1,132	(230)	(20.3%)
Interest expense	(34,369)	(27,351)	(7,018)	25.7%
General and administrative expense	(3,631)	(3,607)	(24)	0.7%
Joint venture income and minority interest	(70)	316	(386)	(122.2%)
Depreciation expense	(37,971)	(32,151)	(5,820)	18.1%

Income from continuing operations	20,368	37,615	(17,247)	(45.9%)
Discontinued operations: (2)
Income from discontinued operations	2,948	3,106	(158)	(5.1%)
Gain on sale of communities	14,072	—	14,072	100.0%

Total	17,020	3,106	13,914	448.0%

Net income	37,388	40,721	(3,333)	(8.2%)
Dividends attributable to preferred stock	(3,688)	(5,031)	1,343	(26.7%)

Net income available to common stockholders	$33,700	$35,690	$(1,990)	(5.6%)

Net income per common share- basic	$0.50	$0.52	$(0.02)	(3.8%)

Net income per common share- diluted	$0.49	$0.51	$(0.02)	(3.9%)

(1)	Other income includes $3.7 million in the quarter ended March 31, 2002 of business interruption insurance proceeds related to the Avalon at Edgewater insurance settlement.

(2)	Reflects net income for communities held for sale as of March 31, 2003 and communities sold during the period from January 1, 2002 through March 31, 2003. The following table details income from discontinued operations as of the periods shown:

	Q1	Q1
	2003	2002

Rental income	$6,268	$8,306
Operating and other expenses	(2,625)	(3,025)
Interest expense, net	(195)	(192)
Minority interest	(196)	(201)
Depreciation expense	(304)	(1,782)

Income from discontinued operations	$2,948	$3,106

     Attachment 3

AvalonBay Communities, Inc.
Condensed Consolidated Balance Sheets
March 31, 2003
(Dollars in thousands)
(unaudited)

	March 31,	December 31,
	2003	2002

Net real estate	$4,363,380	$4,312,262
Construction in progress (including land)	314,986	312,425
Real estate assets held for sale, net	128,266	160,744

Total real estate, net	4,806,632	4,785,431

Cash and cash equivalents (1)	47,853	12,934
Cash in escrow	9,899	10,239
Resident security deposits	21,500	21,839
Other assets (2)	118,346	120,392

Total assets	$5,004,230	$4,950,835

Unsecured senior notes	$1,935,328	$1,985,342
Unsecured facility	175,000	28,970
Notes payable	446,066	429,546
Liabilities related to assets held for sale	29,848	29,412
Other liabilities	190,022	205,582

Total liabilities	$2,776,264	$2,678,852

Minority interest	76,442	77,443
Stockholders’ equity	2,151,524	2,194,540

Total liabilities and stockholders’ equity	$5,004,230	$4,950,835

(1)	Cash and cash equivalents as of March 31, 2003 includes proceeds from the sale of Avalon Westside Terrace, which closed on March 28, 2003.

(2)	Other assets includes $1,142 and $1,464 relating to discontinued operations as of March 31, 2003 and December 31, 2002, respectively.

Attachment 4

AvalonBay Communities, Inc.
Quarterly Revenue and Occupancy Changes — Established Communities (1)
March 31, 2003

	Apartment Homes	Average Rental Rates (2)			Economic Occupancy			Rental Revenue ($000's)

		Q1 03	Q1 02	% Change	Q1 03	Q1 02	% Change	Q1 03	Q1 02	% Change

Northeast
Fairfield-New Haven, CT	2,170	$1,611	$1,620	(0.6%)	89.8%	95.3%	(5.5%)	$9,417	$10,027	(6.1%)
Boston, MA	1,479	1,722	1,810	(4.9%)	90.8%	94.1%	(3.3%)	6,938	7,554	(8.2%)
New York, NY	1,234	1,942	2,001	(2.9%)	94.6%	90.5%	4.1%	6,804	6,721	1.2%
Northern New Jersey	1,043	2,220	2,613	(15.0%)	89.4%	88.6%	0.8%	6,213	7,243	(14.2%)
Long Island, NY	915	2,161	2,090	3.4%	99.0%	97.8%	1.2%	5,873	5,614	4.6%
Central New Jersey	718	1,412	1,454	(2.9%)	90.3%	92.6%	(2.3%)	2,747	2,897	(5.2%)

Northeast Average	7,559	1,819	1,898	(4.2%)	92.1%	93.1%	(1.0%)	37,992	40,056	(5.2%)

Mid-Atlantic
Washington, DC	3,630	1,366	1,433	(4.7%)	92.2%	92.8%	(0.6%)	13,721	14,483	(5.3%)
Baltimore, MD	1,054	1,121	1,079	3.9%	95.0%	96.2%	(1.2%)	3,367	3,278	2.7%

Mid-Atlantic Average	4,684	1,311	1,353	(3.1%)	92.7%	93.4%	(0.7%)	17,088	17,761	(3.8%)

Midwest
Chicago, IL	1,296	1,171	1,223	(4.3%)	90.1%	93.7%	(3.6%)	4,099	4,453	(7.9%)

Midwest Average	1,296	1,171	1,223	(4.3%)	90.1%	93.7%	(3.6%)	4,099	4,453	(7.9%)

Pacific Northwest
Seattle, WA	2,436	1,024	1,106	(7.4%)	92.0%	93.6%	(1.6%)	6,884	7,564	(9.0%)

Pacific Northwest Average	2,436	1,024	1,106	(7.4%)	92.0%	93.6%	(1.6%)	6,884	7,564	(9.0%)

Northern California
San Jose, CA	4,808	1,487	1,723	(13.7%)	95.2%	90.8%	4.4%	20,425	22,522	(9.3%)
Oakland-East Bay, CA	2,090	1,263	1,409	(10.4%)	95.6%	92.8%	2.8%	7,573	8,192	(7.6%)
San Francisco, CA	1,765	1,572	1,710	(8.1%)	94.8%	95.9%	(1.1%)	7,888	8,683	(9.2%)

Northern California Average	8,663	1,450	1,644	(11.8%)	95.2%	92.3%	2.9%	35,886	39,397	(8.9%)

Southern California
Orange County, CA	1,350	1,197	1,189	0.7%	96.1%	94.6%	1.5%	4,658	4,557	2.2%
San Diego, CA	940	1,259	1,237	1.8%	95.3%	94.3%	1.0%	3,382	3,289	2.8%
Los Angeles, CA	890	1,308	1,284	1.9%	95.7%	93.7%	2.0%	3,343	3,216	3.9%

Southern California Average	3,180	1,246	1,228	1.5%	95.7%	94.3%	1.4%	11,383	11,062	2.9%

Average/Total Established	27,818	$1,453	$1,549	(6.2%)	93.4%	93.0%	0.4%	$113,332	$120,293	(5.8%)

(1)	Established Communities are communities with stabilized operating costs as of January 1, 2002 such that a comparison of 2002 to 2003 is meaningful.
(2)	Reflects the effect of concessions amortized over the lease term.

Attachment 5

AvalonBay Communities, Inc.
*Sequential Quarterly* Revenue and Occupancy Changes — Established Communities (1)
March 31, 2003

	Apartment Homes	Average Rental Rates (2)			Economic Occupancy			Rental Revenue ($000's)

		Q1 03	Q4 02	% Change	Q1 03	Q4 02	% Change	Q1 03	Q4 02	% Change

Northeast
Fairfield-New Haven, CT	2,170	$1,611	$1,629	(1.1%)	89.8%	89.1%	0.7%	$9,417	$9,457	(0.4%)
Boston, MA	1,479	1,722	1,739	(1.0%)	90.8%	92.3%	(1.5%)	6,938	7,119	(2.5%)
New York, NY	1,234	1,942	1,946	(0.2%)	94.6%	94.5%	0.1%	6,804	6,811	(0.1%)
Northern New Jersey	1,043	2,220	2,274	(2.4%)	89.4%	91.3%	(1.9%)	6,213	6,494	(4.3%)
Long Island, NY	915	2,161	2,138	1.1%	99.0%	98.8%	0.2%	5,873	5,799	1.3%
Central New Jersey	718	1,412	1,413	(0.1%)	90.3%	92.7%	(2.4%)	2,747	2,817	(2.5%)

Northeast Average	7,559	1,819	1,833	(0.8%)	92.1%	92.6%	(0.5%)	37,992	38,497	(1.3%)

Mid-Atlantic
Washington, DC	3,630	1,366	1,388	(1.6%)	92.2%	91.6%	0.6%	13,721	13,859	(1.0%)
Baltimore, MD	1,054	1,121	1,123	(0.2%)	95.0%	94.6%	0.4%	3,367	3,359	0.2%

Mid-Atlantic Average	4,684	1,311	1,330	(1.4%)	92.7%	92.1%	0.6%	17,088	17,218	(0.8%)

Midwest
Chicago, IL	1,296	1,171	1,168	0.3%	90.1%	89.5%	0.6%	4,099	4,063	0.9%

Midwest Average	1,296	1,171	1,168	0.3%	90.1%	89.5%	0.6%	4,099	4,063	0.9%

Pacific Northwest
Seattle, WA	2,436	1,024	1,032	(0.8%)	92.0%	93.2%	(1.2%)	6,884	7,024	(2.0%)

Pacific Northwest Average	2,436	1,024	1,032	(0.8%)	92.0%	93.2%	(1.2%)	6,884	7,024	(2.0%)

Northern California
San Jose, CA	4,808	1,487	1,519	(2.1%)	95.2%	95.2%	0.0%	20,425	20,863	(2.1%)
Oakland-East Bay, CA	2,090	1,263	1,276	(1.0%)	95.6%	96.2%	(0.6%)	7,573	7,695	(1.6%)
San Francisco, CA	1,765	1,572	1,593	(1.3%)	94.8%	95.4%	(0.6%)	7,888	8,044	(1.9%)

Northern California Average	8,663	1,450	1,475	(1.7%)	95.2%	95.5%	(0.3%)	35,886	36,602	(2.0%)

Southern California
Orange County, CA	1,350	1,197	1,183	1.2%	96.1%	97.2%	(1.1%)	4,658	4,653	0.1%
San Diego, CA	940	1,259	1,248	0.9%	95.3%	97.1%	(1.8%)	3,382	3,413	(0.9%)
Los Angeles, CA	890	1,308	1,282	2.0%	95.7%	98.6%	(2.9%)	3,343	3,373	(0.9%)

Southern California Average	3,180	1,246	1,229	1.4%	95.7%	97.6%	(1.9%)	11,383	11,439	(0.5%)

Average/Total Established	27,818	$1,453	$1,465	(0.8%)	93.4%	93.9%	(0.5%)	$113,332	$114,843	(1.3%)

(1)	Established Communities are communities with stabilized operating costs as of January 1, 2002 such that a comparison of 2002 to 2003 is meaningful.
(2)	Reflects the effect of concessions amortized over the lease term.

Attachment 6

AvalonBay Communities, Inc.
Summary of Development, Redevelopment and Acquisition Activity as of March 31, 2003

		Number	Number	Total
		of	of	Capital Cost (1)
		Communities	Homes	(millions)
Portfolio Additions:
2002 Annual Completions
Development		10	2,521	$466.6
Redevelopment	(2)	2	—	44.2
Presale Communities		1	306	69.9

Total Additions		13	2,827	$580.7

2003 Annual Completions	(3)
Development		5	1,442	$274.5
Redevelopment	(2)	1	—	20.6
Presale Communities		—	—	—

Total Additions		6	1,442	$295.1

Pipeline Activity:	(3)
Currently Under Construction
Development Communities		10	2,826	$546.6
Redevelopment Communities	(2)	2	—	28.2

Subtotal		12	2,826	574.8

Planning
Development Rights		39	10,133	2,067.0

Total Pipeline		51	12,959	$2,641.8

(1)	See Attachment #13 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(2)	Represents only cost of redevelopment activity, does not include original acquisition cost or number of apartment homes acquired.

(3)	Information contains projections and estimates.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data charts for the first quarter of 2003.

Attachment 7

AvalonBay Communities, Inc.
Development Communities as of March 31, 2003

		Total		Schedule			Avg
	# of	Capital					Rent
	Apt	Cost (1)		Initial		Stabilized	Per	% Comp	% Leased	% Occ
	Homes	(millions)	Start	Occupancy	Complete	Ops (1)	Home (1)(2)	(3)	(4)	(5) (6)

							Adjusted
							for Concessions
							See Attachment #13
Under Construction:
1. Avalon at Mission Bay North	250	$79.5	Q1 2001	Q4 2002	Q2 2003	Q4 2003	$2,604	69.2%	49.2%	40.4%
San Francisco, CA
2. Avalon at Rock Spring (7)	386	$45.9	Q4 2001	Q4 2002	Q3 2003	Q1 2004	$1,591	77.5%	46.4%	39.1%
North Bethesda, MD
3. Avalon at Gallery Place I (8)	203	$50.0	Q4 2001	Q2 2003	Q4 2003	Q2 2004	$2,382	55.2%	9.4%	4.9%
Washington, DC
4. Avalon Glendale	223	$40.4	Q1 2002	Q2 2003	Q1 2004	Q3 2004	$2,376	N/A	3.6%	N/A
Glendale, CA
5. Avalon at Grosvenor Station (9) (10)	499	$82.3	Q1 2002	Q3 2003	Q4 2004	Q2 2005	$1,624	N/A	N/A	N/A
North Bethesda, MD
6. Avalon at Newton Highlands (9)	294	$58.7	Q2 2002	Q3 2003	Q1 2004	Q3 2004	$2,306	N/A	N/A	N/A
Newton, MA
7. Avalon at Glen Cove South	256	$62.0	Q3 2002	Q1 2004	Q2 2004	Q4 2004	$2,706	N/A	N/A	N/A
Glen Cove, NY
8. Avalon at Steven’s Pond	326	$55.4	Q3 2002	Q1 2003	Q2 2004	Q4 2004	$1,797	6.1%	6.7%	2.5%
Saugus, MA
9. Avalon Darien	189	$43.6	Q4 2002	Q4 2003	Q3 2004	Q1 2005	$2,346	N/A	N/A	N/A
Darien, CT
10. Avalon Traville Phase I	200	$28.8	Q4 2002	Q4 2003	Q2 2004	Q4 2004	$1,547	N/A	N/A	N/A
North Potomac, MD

Subtotal/Weighted Average	2,826	$546.6					$2,052

Completed this Quarter:
1. Avalon on Stamford Harbor	323	$60.7	Q3 2000	Q1 2002	Q1 2003	Q3 2003	$2,002	100.0%	88.2%	82.4%
Stamford, CT
2. Avalon at Flanders Hill	280	$38.4	Q3 2001	Q2 2002	Q1 2003	Q3 2003	$1,555	100.0%	80.7%	76.8%
Westborough, MA

Subtotal/Weighted Average	603	$99.1					$1,795

Total/Weighted Average	3,429	$645.7					$2,007

Weighted Average Projected EBITDA as a % of Total Capital Cost (1)(2)		8.5%	Adjusted for Concessions — See Attachment #13

(1)	See Attachment #13 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(2)	Amounts have been adjusted for concessions. See definitions of Average Rent per Home and Projected EBITDA on Attachment #13.

(3)	Includes apartment homes for which construction has been completed and accepted by management as of April 25, 2003.

(4)	Includes apartment homes for which leases have been executed or non-refundable deposits have been paid as of April 25, 2003.

(5)	Physical occupancy based on apartment homes occupied as of April 25, 2003.

(6)	Q1 2003 EBITDA for communities under construction and communities completed during this quarter was $ 1.0 million (excludes EBITDA for communities completed in previous quarters but not yet stabilized). See Attachment #13.

(7)	The community is owned by a limited liability company or a limited partnership in which the Company is a majority partner. The costs reflected above exclude construction and management fees due to AvalonBay. This community is consolidated for financial reporting purposes.

(8)	The Total Capital Cost for this community excludes approximately $4 million of proceeds that the Company expects to receive upon the sale of transferable development rights associated with the development of the community. These rights do not become transferable until construction completion and there can be no assurance that the projected amount of proceeds will be achieved.

(9)	The community is owned by a DownREIT partnership in which a wholly-owned subsidiary of AvalonBay is the general partner with a majority interest. This community is consolidated for financial reporting purposes.

(10)	For purposes of calculating Projected EBITDA as a % of Total Capital Cost for this community and its related impact on the Weighted Average calculation, the Company has included in Total Captial Cost $1.9 million, the present value of a projected residual land payment that is a priority distribution upon a sale or refinancing transaction in the future.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data charts for the first quarter of 2003.

Attachment 8

AvalonBay Communities, Inc.
Redevelopment Communities (1) as of March 31, 2003

		Cost (millions)			Schedule				Number of Homes
								Avg
	# of		Total					Rent		Out of
	Apt	Acquisition	Capital				Restabilized	Per	Completed	Service
	Homes	Cost	Cost (2)	Acquisition	Start	Complete	Ops (2)	Home (2)(3)	to date	@ 3/31/03

								Adjusted
								for Concessions
								See Attachment #13
Under Redevelopment:
1. 4100 Massachusetts Avenue (4)	308	$35.7	$43.3	Q3 1994	Q4 2002	Q2 2004	Q4 2004	$2,105	81	48
Washington, DC
2. Avalon at Prudential Center (5)	781	$133.9	$154.5	Q3 1998	Q4 2000	Q2 2003	Q3 2003	$2,653	411	26
Boston, MA

Total/Weighted Average	1,089	$169.6	$197.8					$2,498	492	74

Weighted Average Projected EBITDA as a % of Total Capital Cost (2)(3)			9.8%	Adjusted for Concessions — See Attachment #13

(1)	Redevelopment Communities are communities acquired for which redevelopment costs are expected to exceed 10% of the original acquisition cost or $5,000,000.

(2)	Inclusive of acquisition cost. See Attachment #13 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(3)	Amounts have been adjusted for concessions. See definitions of Average Rent per Home and Projected EBITDA on Attachment #13.

(4)	The Acquisition Cost of $35.7 million is comprised of the initial acquisition cost of $33.8 million plus capital expenditures of $1.9 million that were made following the acquisition and were unrelated to redevelopment costs.

(5)	The Acquisition Cost of $133.9 million is comprised of the initial acquisition cost of $130 million plus capital expenditures of $3.9 million that were made following the acquisition and were unrelated to redevelopment costs.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data charts for the first quarter of 2003.

Attachment 9

AvalonBay Communities, Inc.
Historical Development and Redevelopment Communities as of March 31, 2003

		Number	Number of	Total Capital
Year of Development/Redevelopment		of	Apartment	Cost (1)
Completion		Communities	Homes	(millions)

Development Communities
1994		3	958	$67.6
1995		3	777	84.4
1996		6	866	70.6
1997		8	2,672	331.9
1998		6	2,175	263.2
1999		10	2,335	391.6
2000		6	1,209	175.2
2001		6	1,656	273.8
2002		10	2,521	466.6
2003		2	603	99.1

Total		60	15,772	$2,224.0

Redevelopment Communities
1995	(2)	2	406	$23.6
1996		6	1,689	114.9
1997		9	2,037	196.1
1998		8	1,969	195.7
1999		13	4,051	385.5
2000		4	1,455	156.6
2001		1	294	34.6
2002		2	1,116	137.0
2003		—	—	—

Total		45	13,017	$1,244.0

(1)	See Attachment #13 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(2)	1995 Redevelopment was adjusted to exclude Crossbrook which is included in 1999 Redevelopment completions.

Attachment 10

AvalonBay Communities, Inc.
Summary of Development and Redevelopment Community Activity (1) as of March 31, 2003

DEVELOPMENT (2)

	Apt Homes	Development	Value of Homes		Construction in
	Completed &	Community	Completed &	Remaining to	Progress at
	Occupied	Investments (3)	Occupied (4)	Invest (5)	Period End (6)

Total - 2001 Actual	1,582	$404,586,134	$258,593,463	$431,505,675	$415,617,828

2002 Actual :
Quarter 1	565	$119,213,893	$102,870,891	$369,248,732	$407,887,099
Quarter 2	798	119,760,121	154,985,308	367,499,307	350,311,849
Quarter 3	692	94,377,426	133,106,593	404,565,295	313,104,399
Quarter 4	424	84,212,982	78,307,747	254,198,266	295,107,369

Total - 2002 Actual	2,479	$417,564,422	$469,270,539

2003:
Quarter 1 (Actual)	343	$47,610,401	$66,767,096	$205,448,920	$304,444,246
Quarter 2 (Projected)	497	76,460,964	94,089,109	128,987,957	211,372,267
Quarter 3 (Projected)	691	56,549,087	130,556,287	72,438,870	195,005,774
Quarter 4 (Projected)	603	42,712,869	113,475,792	29,726,001	98,102,023

Total - 2003	2,134	$223,333,321	$404,888,284

REDEVELOPMENT

		Redevelopment		Reconstruction in
	Avg Homes	Community	Remaining to	Progress at
	Out of Service	Investments (3)	Invest (5)	Period End (6)

Total - 2001 Actual		$26,832,005	$10,190,945	$14,000,460

2002 Actual :
Quarter 1	34	$3,426,482	$7,568,111	$6,500,000
Quarter 2	31	2,102,054	5,083,139	14,002,156
Quarter 3	26	2,004,800	10,406,023	13,778,043
Quarter 4	44	3,078,838	7,655,832	17,317,952

Total - 2002 Actual		$10,612,174

2003:
Quarter 1 (Actual)	68	$1,798,678	$5,857,154	$10,541,752
Quarter 2 (Projected)	56	1,880,260	3,976,894	4,290,000
Quarter 3 (Projected)	24	1,828,775	2,148,119	2,676,667
Quarter 4 (Projected)	14	1,528,775	619,344	1,540,000

Total - 2003		$7,036,488

(1)	Data is presented for all Historical and Current Development Communities currently under construction; all Historical and Current Redevelopment Communities under reconstruction; and those communities for which construction or reconstruction is expected to begin within the next 90 days. Does not include data for Presale Communities.

(2)	Projected Periods include data for consolidated joint ventures at 100%. The offset for joint venture partners’ participation is reflected in the minority interest line items of the Financial Statements.

(3)	Represents Total Capital Cost incurred or expected to be incurred during the quarter for (i) Current and Future Development/Redevelopment Communities under construction or reconstruction during the quarter and (ii) those for which construction or reconstruction is expected to begin within the next 90 days.

(4)	Represents Total Capital Cost of apartment homes completed and occupied during the quarter. Calculated by dividing Total Capital Cost for each Development Community by number of homes for the community, multiplied by the number of homes completed and occupied during the quarter.

(5)	Represents Total Capital Cost remaining to invest on (i) Current and Future Development/Redevelopment Communities under construction or reconstruction during the quarter and (ii) those for which construction or reconstruction is expected to begin within the next 90 days.

(6)	Represents period end balance of construction or reconstruction costs.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data charts for the first quarter of 2003.

Attachment 11

AvalonBay Communities, Inc.
Future Development as of March 31, 2003

DEVELOPMENT RIGHTS

		Estimated	Total
		Number	Capital Cost
Location of Development Right		of Homes	(millions)

1. Danvers & Peabody, MA		387	$63
2. Coram, NY Phase I	(1)	298	49
3. Kirkland, WA	(1)	211	50
4. Milford, CT	(1)	246	37
5. Plymouth, MA Phase I	(1)	98	21
6. Lawrence, NJ		312	43
7. New York, NY	(2)	361	138
8. North Potomac, MD Phase II	(1)	320	46
9. Hingham, MA		236	44
10. Los Angeles, CA	(1)	309	63
11. Oakland, CA	(1)	180	40
12. New Rochelle, NY Phase II and III		588	144
13. Danbury, CT	(1)	234	36
14. Norwalk, CT		314	63
15. Bedford, MA		139	21
16. Quincy, MA	(1)	148	24
17. Orange, CT	(1)	168	22
18. Andover, MA		115	21
19. Milford, CT		284	41
20. Seattle, WA	(1)	194	50
21. Bellevue, WA		368	71
22. Glen Cove, NY		111	31
23. Long Island City, NY Phase II and III		552	162
24. Plymouth, MA Phase II		72	13
25. San Francisco, CA		313	100
26. Stratford, CT		146	18
27. Los Angeles, CA		173	47
28. Camarillo, CA	(1)	249	43
29. Washington, DC	(1)	144	30
30. Cohasset, MA		200	38
31. Newton, MA		240	60
32. Greenburgh, NY Phase II		766	139
33. Encino, CA		146	46
34. Sharon, MA		190	31
35. Coram, NY Phase II	(1)	152	26
36. Long Beach, CA		299	57
37. Wilton, CT		100	24
38. Yaphank, NY		450	71
39. College Park, MD		320	44

Totals		10,133	$2,067

(1)	Company owns land, but construction has not yet begun.

(2)	Total Capital Cost for this community includes costs associated with the construction of 89,000 square feet of retail space and 30,000 square feet for a community facility.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data charts for the first quarter of 2003.

Attachment 12

AvalonBay Communities, Inc.
Summary of Disposition Activity as of March 31, 2003

		Gross Sales
Community Name	Location	Price

2002 Total		$80,100,000

Weighted Average Initial Year Market Cap Rate (1)		5.4%

Q1 2003:
1. Avalon Westside Terrace	Los Angeles, CA	$46,700,000

2003 Total		$46,700,000

Weighted Average Initial Year Market Cap Rate (1)		5.9%

2002 through Qtr 1 2003 Total		$126,800,000

Weighted Average Initial Year Market Cap Rate (1)		5.6%

(1)	See Attachment #13 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

Attachment 13

AvalonBay Communities, Inc.
Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms

This release, including its attachments, contains certain non-GAAP financial measures and other terms. The definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered an alternative to net income as an indication of our performance. In addition, these non-GAAP financial measures do not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered as an alternative measure of liquidity or as indicative of cash available to fund cash needs.

FFO is determined based on a definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) and is calculated by the Company as net income or loss computed in accordance with GAAP, except that excluded from net income or loss are gains or losses on sales of property, impairment losses on planned dispositions and extraordinary gains or losses (as defined by GAAP); plus depreciation of real estate assets; and after adjustments for unconsolidated partnerships and joint ventures. Management generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company (although it should be reviewed in conjunction with net income, which remains the primary measure of performance) because, by excluding gains or losses related to dispositions of property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. A reconciliation of FFO to net income is as follows (dollars in thousands):

	Q1	Q1
	2003	2002

Net income	$37,388	$40,721
Dividends attributable to preferred stock	(3,688)	(5,031)
Depreciation (real estate related)	36,839	31,512
Depreciation (discontinued operations)	304	1,782
Joint venture adjustments	403	321
Minority interest	383	405
Gain on sale of communities	(14,072)	—

FFO available to common stockholders	$57,557	$69,710

Average shares outstanding - diluted	69,116,783	70,621,853

EPS - diluted	$0.49	$0.51

FFO per common share — diluted	$0.83	$0.99

Projected FFO, as provided within this release in the Company’s outlook for 2003, is calculated on a consistent basis as historical FFO, and is therefore considered to be an appropriate supplemental measure to projected net income of projected operating performance. A reconciliation of the range provided for Projected FFO per share (diluted) for both the second quarter and the full year 2003 to the range provided for projected EPS (diluted) is as follows:

	Low	High
	range	range

Projected EPS (diluted)- Q2 03	$1.18	$1.23
Projected depreciation (real estate related)	0.54	0.58
Projected gain on sale of communities	(0.93)	(0.97)

Projected FFO per share (diluted) — Q2 03	$0.79	$0.84

Projected EPS (diluted) — Full Year 2003	$3.17	$3.37
Projected depreciation (real estate related)	2.11	2.19
Projected gain on sale of communities	(2.13)	(2.21)

Projected FFO per share (diluted) — Full Year 2003	$3.15	$3.35

Attachment 13 (continued)

NOI is defined by the Company as total revenue less direct property operating expenses (including property taxes), and excludes property management and other indirect operating expenses, interest income and expense, general and administrative expense, joint venture income and minority interest, depreciation expense, gain or loss on sale of communities, impairment loss on planned dispositions and discontinued operations. Management generally considers NOI to be an appropriate supplemental measure to net income of operating performance because it helps investors to understand the core operations of a community or communities, as well as provide insight into how management evaluates operations on a segment basis. A reconciliation of NOI to net income is as follows (dollars in thousands):

	Q1	Q1	Q4
	2003	2002	2002

Net income	$37,388	$40,721	$66,842
Property management and other indirect operating expenses	7,997	8,486	8,054
Interest income	(902)	(1,132)	(964)
Interest expense	34,369	27,351	33,264
General and administrative expense	3,631	3,607	3,440
Joint venture income and minority interest	70	(316)	1,277
Depreciation expense	37,971	32,151	37,121
Impairment loss on planned dispositions	—	—	6,800
Gain on sale of communities	(14,072)	—	(48,893)
Discontinued operations	(2,948)	(3,106)	(2,917)

Net operating income	$103,504	$107,762	$104,024

A detail of NOI by region and reportable segment is provided in the table below (dollars in thousands):

	Total	Operating
	revenue	expenses (1)	NOI

For the Quarter Ended March 31, 2003:
Established:
Northeast	$37,998	$(12,801)	$25,197
Mid-Atlantic	17,089	(5,081)	12,008
Midwest	4,099	(2,002)	2,097
Pacific NW	6,884	(2,493)	4,391
No. California	35,901	(9,655)	26,246
So. California	11,383	(3,338)	8,045

Total Established	113,354	(35,370)	77,984

Other Stabilized	24,674	(8,330)	16,344
Development/Redevelopment (2)	15,928	(6,752)	9,176

Total from continuing operations	$153,956	$(50,452)	$103,504

For the Quarter Ended March 31, 2002:
Established:
Northeast	$40,062	$(11,192)	$28,870
Mid-Atlantic	17,761	(4,607)	13,154
Midwest	4,453	(1,823)	2,630
Pacific NW	7,564	(2,465)	5,099
No. California	39,414	(9,227)	30,187
So. California	11,062	(3,087)	7,975

Total Established	120,316	(32,401)	87,915

Other Stabilized	22,155	(7,299)	14,856
Development/Redevelopment (2)	8,032	(3,041)	4,991

Total from continuing operations	$150,503	$(42,741)	$107,762

For the Quarter Ended December 31, 2002:
Established:
Northeast	$38,578	$(12,229)	$26,349
Mid-Atlantic	17,222	(4,807)	12,415
Midwest	4,063	(1,667)	2,396
Pacific NW	7,024	(2,504)	4,520
No. California	36,632	(10,508)	26,124
So. California	11,439	(3,251)	8,188

Total Established	114,958	(34,966)	79,992

Other Stabilized	24,377	(8,242)	16,135
Development/Redevelopment (2)	14,252	(6,355)	7,897

Total from continuing operations	$153,587	$(49,563)	$104,024

(1)	Represents direct property operating expenses, including property taxes. Amounts do not include property management and other indirect operating expenses.

(2)	Includes communities where development/redevelopment was completed in the fourth quarter of 2002, however stabilization was not achieved as of December 31, 2002.

EBITDA is defined as net income before interest income and expense, income taxes, depreciation and amortization, from both continuing and discontinued operations. EBITDA excludes gain on sale of communities and impairment loss on planned dispositions. Management generally considers EBITDA to be an appropriate supplemental measure to net income of the operating performance of the Company because it helps investors to understand the ability of the Company to incur and service debt and to make capital expenditures.

A reconciliation of EBITDA to net income is as follows (dollars in thousands):

	Q1	Q1
	2003	2002

Net income	$37,388	$40,721
Interest income	(902)	(1,132)
Interest expense	34,369	27,351
Interest expense (disc. ops.)	195	192
Depreciation expense	37,971	32,151
Depreciation expense (disc. ops.)	304	1,782
Gain on sale of communities	(14,072)	—

EBITDA	$95,253	$101,065

Projected EBITDA, as provided within this release for certain Development and Redevelopment Communities, represents management’s estimate, as of the date of this release, of projected stabilized rental revenue minus projected stabilized operating expenses before interest, income taxes (if any), depreciation, amortization and extraordinary items. Projected stabilized rental revenue represents managements's estimate of gross potential community-level earnings projected to be achieved for the first stabilized year following the completion of construction minus projected economic vacancy and adjusted for concessions. Projected EBITDA is calculated on a consistent basis as historical EBITDA, and is therefore considered to be an appropriate supplemental measure to projected net income of projected operating performance at the community level. However, due to the complexities of allocations of overhead and interest, net income is not projected on a community level basis, and therefore a reconciliation of Projected EBITDA to projected net income for these Development and Redevelopment Communities is not provided. Management uses its determination of Projected EBITDA to help measure the projected impact that a community under construction may have on Company-wide performance once such community is complete and achieves stabilization.

Average Rent per Home, as calculated for certain Development and Redevelopment Communities in lease-up, reflects (a) actual average leased rents for those apartments leased through the end of the quarter net of amortized concessions and (b) estimated market rents net of comparable concessions for all unleased apartments. For Development and Redevelopment Communities not yet in lease-up, Average Rent per Home reflects management’s projected rents, including concessions equal to one-half month rent.

Market Rents as reported by the Company are based on the current market rates set by the managers of the Company’s communities based on their experience in renting their communities’ apartments and publicly available market data. Trends in market rents for a region as reported by others could vary. Market Rents for a period are based on the average Market Rents during that period and do not reflect any impact for cash concessions.

Attachment 13 (continued)

Economic Occupancy is defined as total possible revenue less vacancy loss as a percentage of total possible revenue. Total possible revenue is determined by valuing occupied units at contract rates and vacant units at Market Rents. Vacancy loss is determined by valuing vacant units at current Market Rents. By measuring vacant apartments at their Market Rents, Economic Occupancy takes into account the fact that apartment homes of different sizes and locations within a community have different economic impacts on a community’s gross revenue.

Leverage is calculated by the Company as total debt as a percentage of total market capitalization. Market capitalization represents the aggregate of the market value of Company’s common stock, the market value of the Company’s operating partnership units outstanding, the liquidation preference of the Company’s preferred stock and the outstanding principal balance of the Company’s debt. Management believes that Leverage can be one useful measure of a real estate operating company’s long term liquidity and balance sheet strength, because it shows an approximate relationship between a company’s total debt and the current total market value of its assets based on the current price at which the company’s common stock trades. Changes in Leverage also can influence changes in per share results. A calculation of Leverage as of March 31, 2003 is as follows (dollars in thousands):

Leverage

Total debt	$2,583,371

Common stock	2,486,463
Preferred stock	183,415
Operating partnership units	36,006
Total debt	2,583,371

Total capitalization	5,289,255

Debt as % of capitalization	48.8%

Unencumbered NOI is calculated by the Company as a measure of liquidity and represents NOI generated by real estate assets unencumbered by outstanding debt as a percentage of total NOI for the Company, including NOI from discontinued operations. A calculation of Unencumbered NOI for the first quarter of 2003 is as follows (dollars in thousands):

Unencumbered
NOI

NOI as reported	$103,504
NOI from discontinued operations	3,643

Total NOI	107,147
NOI on encumbered assets	21,652

NOI on unencumbered assets	85,495

Unencumbered NOI	79.8%

Total Capital Cost includes all capitalized costs projected to be or actually incurred to develop the respective Development or Redevelopment Community, or Development Right, including land acquisition costs, construction costs, real estate taxes, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees, all as determined in accordance with GAAP. With respect to communities where development or redevelopment was completed in a prior or the current period, Total Capital Cost reflects the actual cost incurred, plus any contingency estimate made by management.

Stabilized/Restabilized Operations is defined as the earlier of (i) attainment of 95% physical occupancy or (ii) the one-year anniversary of completion of development or redevelopment.

Non-Revenue Generating Capex represents capital expenditures that will not directly result in revenue earnings or expense savings.

Initial Year Market Cap Rate, as determined within this release related to Disposed Communities, is defined as Projected EBITDA of a single community for the first 12 months following its disposition, less estimates for capital expenditures ($225 per apartment), divided by the gross sales price for the community. For this purpose, management’s projection of stabilized operating expenses for the community include a management fee (3.5%). The Initial Year Market Cap Rate, which may be determined in a different manner by others, is a measure frequently used in the real estate industry when determining the appropriate purchase price for a property or estimating the value for the property. Among the reasons that the gross sales prices of different communities may result in different Initial Year Market Cap Rates is that the purchasers (i) may estimate different stabilized operating expenses for the community, including capital expenditure estimates and (ii) may project different future rental revenue results due to different estimates for changes in rent and occupancy levels.